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Exhibit 99.3

PRESS RELEASE                                        Source: SAFLINK Corporation

SAFLINK AND SSP-LITRONIC ANNOUNCE MERGER AGREEMENT
Monday March 22, 4:54 pm ET

BELLEVUE, Wash. & Irvine, Calif.--(BUSINESS WIRE)--March 22, 2004-- Merger Expected to Create a Security Industry Leader in Identity Assurance Management; Facilitates Commercial and Public Sector Adoption of PKI-infrastructure and Biometric Security

SAFLINK Corporation (Nasdaq:SFLK - NEWS), a leading provider of biometric security solutions, and SSP Solutions, Inc. (Nasdaq:SSPX - NEWS), dba SSP-Litronic, a leading provider of secure identity management and information assurance products, today announced the signing of a definitive merger agreement.

Pending stockholder and regulatory approval, SAFLINK will acquire all outstanding shares of SSP-Litronic in a stock-for-stock transaction. Under terms of the merger agreement, the security holders of SSP-Litronic would receive approximately 49% of the combined company's outstanding fully-converted shares at closing and the security holders of SAFLINK would continue to hold the remaining 51% of the combined company's outstanding fully-converted shares at closing. As approved by the boards of directors of each company, the merger calls for each share of SSP-Litronic common stock to be exchanged for 0.60 shares of SAFLINK common stock.

The merger is expected to be accretive to 2004 earnings and to provide significant upside potential in existing and new sectors. The merger is intended to qualify as a tax-free transaction and is expected to close in the second or third quarter of 2004, depending on regulatory review.

By combining SAFLINK and SSP-Litronic into one entity, the merger uniquely positions the new company to solve the personal privacy issues that have slowed the adoption of important government security initiatives. SAFLINK and SSP-Litronic believe that a combined product offering can answer new legislative requirements in healthcare and financial services, and can help meet the growing demand for the new "smart" passport and driver's license. In addition, the new company's combined technologies can provide a foundation for security initiatives being implemented by large global enterprises and the United States Government's Department of Homeland Security.

The powerful combination of SSP-Litronic's identity management products with SAFLINK's biometric software creates a 100% American-owned, military-grade authentication solution. The combination of biometrics and smart cards brings advanced security to the enterprise, helping to secure sensitive access points from doorways to desktops. The combined company will be able to provide commercial enterprises with a scalable, reliable, and secure framework for identity and assurance management that covers network and application security, physical security, time and attendance, and regulatory compliance for automated manufacturing systems.

"Similar to what we've seen with the convergence of logical and physical biometric technologies, many security analysts and experts have anticipated that a combination of biometrics, smart cards and PKI would ultimately be required to address enterprise security needs," said Glenn Argenbright, CEO of SAFLINK. "The development of high-profile government security projects such as the Department of Defense's Common Access Card (CAC) program reinforces this concept. As a security leader, SAFLINK has long recognized the need for this type of convergence and has been closely monitoring the progress of this technological evolution. In pursuing this strategy, we carefully analyzed each of the major technologies in this field. It is my belief that SSP-Litronic provides the most secure and scalable smart card and PKI technology available today for integration with our software products. SSP-Litronic has outstanding technology that has been validated by some of the most security-centric organizations in the world. I believe that together we will deliver on the promise of biometrics, smart cards, and PKI integration."

For over three decades, SSP-Litronic has helped set the standard for high assurance in communications, data protection, and network security. For more than a decade, SAFLINK has defined enterprise security using biometric solutions for logical, physical, manufacturing automation, application access control, and time and attendance.


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The addition of SSP-Litronic to the SAFLINK solution team builds on SAFLINK's acquisition of physical security technology from Biometrics Solutions Group
(BSG) in December 2003, allowing the unique combination of biometrics, smart cards, and digital certificate management solutions to be applied to the identity assurance needs of the entire enterprise.

By joining forces, the combined company will enjoy compelling advantages that are expected to benefit the customers of each, including:

    o Over 12 years experience delivering biometric technology based products and services.

    o Over 33 years experience delivering high assurance cryptographic security products and services.

    o A scalable, reliable, and secure framework for enterprise-wide identity assurance management.

    o An application portfolio delivering enhanced business security for a wide variety of secure messaging, remote access, electronic commerce, strong authentication, secure storage, and media encryption.

    o A broad shrink-wrapped product offering targeted to meet the needs of the most discerning commercial enterprise information technology managers.

    o Proven military-grade solutions targeted to meet the needs of the most demanding federal government security officer.

    o A broad and strong network of strategic partners, including Microsoft, Dell, Novell, Computer Associates, Bearing Point, Citrix, Verisign, Unisys, EDS, Atmel, Schlumberger, Lockheed Martin, Iconics, Computer Sciences Corporation, Documentum, and Panasonic.

    o A proven track record with a wide range of government organizations including the National Security Agency, the FBI, the CIA, the Department of Defense and Armed Forces, the U.S. Army Corps of Engineers, the U.S. Department of State, the U.S. Department of Treasury, the U.S. House of Representatives, the U.S. Department of Transportation, the Environmental Protection Agency and the Transportation Security Administration.

"I believe our combined technologies will provide the government with higher levels of national security, while building-in the appropriate safeguards for individual privacy," said Marvin Winkler, Co-Chairman and CEO of SSP-Litronic. "This merger opens the door for accelerated deployment and acceptance of both public sector and enterprise security initiatives, and allows them to standardize on a single, secure identity management solution. I believe an integrated smart chip, biometrics and PKI technology are the keys to deployment. With similar philosophies and complementary technologies, we believe the combined company will be positioned for growth and operational leverage going forward."

Added Argenbright, "Independently, both companies are extremely well-positioned on the largest smart card plus biometric projects in the industry -- most notably in the government sector. I believe this merger dramatically strengthens our collective position on these initiatives."

Upon completion of the merger, SSP-Litronic will operate as a wholly-owned subsidiary of SAFLINK. The new company will be led by a management team and board of directors selected from both companies. Richard P. Kiphart, formerly chairman of Memphis-based Concord EFS and a managing director of William Blair & Company, LLC investment banking firm will become Chairman of the board of directors of the combined company. Glenn L. Argenbright, President and CEO of SAFLINK, will remain President and CEO of the combined company. Kris Shah, Co-Chairman and President of SSP-Litronic, will maintain his role as President of SSP-Litronic. Marvin Winkler, Co-Chairman and CEO of SSP-Litronic, will become the Vice Chairman of the board of directors and is expected to assist executive management with strategic initiatives. Other executive management positions and members of the board of directors will be designated prior to the closing of the transaction. The transaction is subject to the approval of each company's stockholders, regulatory review, as well as other customary closing conditions.


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SAFLINK and SSP-Litronic anticipate filing a Joint Proxy Statement/Prospectus with the Securities and Exchange Commission in connection with the merger. In addition, SAFLINK and SSP-Litronic will file other information and documents concerning the merger and their respective businesses with the SEC. WE URGE INVESTORS TO REVIEW THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER INFORMATION TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Any offer of securities will only be made pursuant to the Joint Proxy Statement/Prospectus. These documents will be available without charge on the SEC's web site at WWW.SEC.GOV and may be obtained without charge from the SEC at telephone number 800-SEC-0330. A free copy of the Joint Proxy Statement/Prospectus may also be obtained from SAFLINK and SSP-Litronic. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS. The officers and directors of SAFLINK and SSP-Litronic may have interests in the merger, some of which may differ from, or may be in addition to, those of the stockholders of SAFLINK and SSP-Litronic generally. A description of the interests that the officers and directors of the companies have in the merger will be available in the Joint Proxy Statement/Prospectus.

C.E. Unterberg, Towbin acted as SAFLINK's financial advisor on the transaction, and rendered a fairness opinion to SAFLINK's board of directors. Burnham Hill Partners acted as SSP-Litronic's financial advisor, and Wedbush Morgan provided the fairness opinion to SSP-Litronic's board of directors.

Conference Call

The Company will hold a conference call today at 5:00 PM EST to discuss its agreement to merge with SSP-Litronic, as well as its Fourth Quarter and Year-End financial results. The Company may provide forward-looking information on this call. To listen to the conference, please call 1-800-992-7413 (international callers dial +1-801-303-7424). An archive of the call will be available for 10 business days at the following link: http://www.visualwebcaster.com/event.asp?id=21397.

About SAFLINK

SAFLINK Corporation offers software solutions that protect intellectual property, secure information assets, and eliminate passwords. SAFLINK's software provides Identity Assurance Management(TM), allowing administrators to verify the identity of users and control their access to: computer networks; physical facilities; applications; manufacturing process control systems; and time and attendance systems. For more information, please see WWW.SAFLINK.COM or call 800-762-9595.

About SSP-Litronic

SSP-Litronic designs and develops innovative data and communication security solutions for both corporate and government institutions. The Company provides network security, desktop protection, and high assurance messaging systems for many organizations of the U.S. Government. For more information, visit our website at HTTP://WWW.SSPLITRONIC.COM/ or call SSP-Litronic at (949) 851-1085. SSP-Litronic is a dba of SSP Solutions, Inc.

About C.E. Unterberg, Towbin

Founded more than 70 years ago, C.E. Unterberg, Towbin supplies capital and financial advice to companies with market capitalization of up to $1 billion in the technology, healthcare and global security industries. Its services include public offerings, direct investments, mergers and acquisitions and private placements. Unterberg, Towbin also provides equity research, sales and trading, asset management and private client services. Principal offices are located in New York, San Francisco and Silicon Valley. In 2002, John Gutfreund, former Chairman and CEO of Salomon Brothers, joined Unterberg, Towbin. He is past Vice Chairman of the New York Stock Exchange and past member of the Board of Directors of the Securities Industry Association. Additional information on CEUT can be found on its website, WWW.UNTERBERG.COM. For further information, to speak with Thomas Unterberg, John Gutfreund, Andrew L. Berger, or Jack Burns at C.E. Unterberg, Towbin, please contact Davia Temin of Temin and Company at 212-588-8788 or INFO@TEMINANDCO.COM.


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About Burnham Hill Partners

Burnham Hill Partners, based in New York City, was formed in August 2003 and is a division of Pali Capital Inc., a NASD registered broker dealer. The professionals at Burnham Hill Partners have extensive experience providing comprehensive financing and financial advisory services to publicly traded companies with market capitalizations of up to $250 million. Burnham Hill Partners' sector expertise includes telecommunications, electronics equipment and services, network security and software as well as medical devices and life sciences. For more information on Burnham Hill Partners, its professionals and deal history call 212-980-2200.
NOTE: "SAFLINK" and "The Power of Biometric Authentication" are registered trademarks of SAFLINK Corporation. "Protecting your enterprise through secure authentication" and "Identity Assurance Management" are trademarks of SAFLINK Corporation. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including forward-looking statements regarding the amount and timing of synergies that may be achieved in connection with the merger, the strength of the combined company's product offering following the merger, the degree to which the combined company will alter the competitive landscape in its industry, prevailing market conditions and the combined company's ability to successfully fulfill its customers' needs. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include the possibility that the merger may not close, the failure of the combined company to retain key employees, the failure of the combined company to manage the cost of integrating the businesses and assets of SAFLINK and SSP-Litronic, general economic conditions, the pace of spending and timing of economic recovery in the biometric and smart card industry, the combined company's inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, and higher than anticipated expenses the combined company may incur in future quarters. In addition, please refer to the risk factors contained in SAFLINK's SEC filings, including, without limitation, SAFLINK's most recent Quarterly Report on Form 10-Q filed with the SEC on November 14, 2003 and its Annual Report on Form 10-K filed with the SEC on March 28, 2003, and in SSP-Litronic's SEC filings, including, without limitation, SSP-Litronics's most recent Quarterly Report on Form 10-QSB filed with the SEC on Registration Statement on November 19, 2003 and its Annual Report on Form 10-K filed with the SEC on April 15, 2003, as amended.

_____________________________

CONTACT:
     SAFLINK Corporation
     SAFLINK Investor Contact:
     Jon Engman, Chief Financial Officer
     800-762-9595
     jengman@saflink.com

     or
     MKR Group, LLC
     Todd Kehrli or Charles Messman
     626-395-9500
     ir@mkr-group.com

     or
     SSP-Litronic
     SSP Solutions, Inc. Investor Contact:
     Thomas E. Schiff, Chief Financial Officer
     949-851-1085
     tom.schiff@ssplitronic.com

     or
     www.saflink.com or
     www.sspsolutions.com

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Source: SAFLINK Corporation